Exhibit 99.1

U.S. Energy Corp. Announces Entry Into Binding Agreement For Sale

Of East Texas Properties

HOUSTON, Texas, December 13, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”) today announced that the Company has executed definitive documents for the sale of certain assets located in East Texas (the “East Texas Assets” and the “Transaction”). The Transaction is subject to customary closing conditions and the Transaction is expected to close on or before December 31, 2024.

HIGHLIGHTS

■	All cash proceeds of $6,825,000.
■	Proceeds are expected to be used to fund the continued development of U.S. Energy’s industrial gas project in Montana.
■	Divested assets averaged approximately 1.1 million cubic feet per day of natural gas and 168 barrels of oil per day for the quarter ending September 30, 2024.
■

Divested assets averaged approximately $136,000 per month of net cash flow at realized oil and gas commodity pricing of $72.99/bbl and $2.21/mcf, respectively, for the quarter ending September 30, 2024.

■	The transaction will have an effective date of November 1, 2024, and is expected to close on or before December 31, 2024.

MANAGEMENT COMMENTARY

“We are pleased to announce the pending Transaction, marking a strategic divestment of a significant portion of the Company’s oil and gas assets in East Texas,” stated Ryan Smith, Chief Executive Officer of U.S. Energy Corp., who continued, “With proceeds expected to go directly towards advancing our industrial gas project in Montana, we anticipate that following the closing of the Transaction, U.S. Energy will sit in a position of enhanced liquidity and balance sheet strength across all measures. The divested assets will deliver an immediate realization of long-term value, secured at an attractive cash flow multiple, with proceeds being directed towards what is expected to be a highly accretive and scalable growth project. Additionally, the Transaction will streamline our operations and deliver meaningful cost savings by exiting a non-core geographic region. This transaction reflects our proactive approach to managing our oil and gas portfolio and underscores our strategy of monetizing legacy assets at favorable valuations to fuel future growth.”

EAST TEXAS ASSETS

U.S. Energy has agreed to sell the majority of its East Texas assets located in Anderson, Chambers, Henderson, and Liberty Counties, Texas, to a private buyer. The East Texas Assets, representing a total of 122 wells, are primarily operated properties that produced approximately 1.1 million cubic feet per day of natural gas and 168 barrels of oil per day for the quarter ending September 30, 2024. The effective date for the Transaction will be November 1, 2024, and the Transaction is expected to close on or before December 31, 2024.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality energy and industrial gas assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions, including the closing of the Transaction on the terms and timeline set forth above, including, but not limited to the ability to meet conditions to closing the Transaction and the use of proceeds associated therewith; (3) risks associated with the integration of acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth, potential future sales of debt or equity and dilution caused thereby; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.